Exhibit 99.1

Baker Hughes Announces Fourth-Quarter and Full-Year 2025 Results
Fourth-quarter highlights
•Orders of $7.9 billion, including $4.0 billion of IET orders.
•Record RPO of $35.9 billion, including record IET RPO of $32.4 billion.
•Revenue of $7.4 billion, flat year-over-year.
•Attributable net income of $876 million.
•GAAP diluted EPS of $0.88 and adjusted diluted EPS* of $0.78.
•Adjusted EBITDA* of $1,337 million, up 2% year-over-year.
•Cash flows from operating activities of $1,662 million and free cash flow* of $1,341 million.
Full-year highlights
•Orders of $29.6 billion, including record $14.9 billion of IET orders.
•Revenue of $27.7 billion, flat year-over-year.
•Attributable net income of $2,588 million.
•GAAP diluted EPS of $2.60 and adjusted diluted EPS* of $2.60.
•Adjusted EBITDA* of $4,825 million, up 5% year-over-year.
•Cash flows from operating activities of $3,810 million and free cash flow* of $2,732 million.
HOUSTON & LONDON (January 25, 2026) – Baker Hughes Company (Nasdaq: BKR) ("Baker Hughes" or the "Company") announced results today for the fourth-quarter and full-year 2025.
"Baker Hughes delivered exceptional performance in 2025. We continued to execute at a high level, delivering another quarter of strong results contributing to a record full‑year Adjusted EBITDA. This achievement demonstrates sustained momentum from our Business System, active portfolio management, and positive performance in IET, which more than offset continued macro‑driven softness in OFSE, where margins remained resilient through disciplined cost actions," said Lorenzo Simonelli, Baker Hughes Chairman and Chief Executive Officer.
"IET delivered strong fourth‑quarter bookings of $4 billion, contributing to a record full‑year total of $14.9 billion, exceeding the high end of our guidance range. IET achieved a record backlog of $32.4 billion at year‑end, and book-to-bill exceeded 1x. For the second consecutive year, non-LNG equipment orders represented approximately 85% of total IET orders, which highlights the end‑market diversity and versatility of our IET portfolio."
"Following our strong free cash flow performance in prior years, we generated record annual free cash flow of $2.7 billion in 2025, enhanced by working capital efficiency and customer down payments."

* Non-GAAP measure. See reconciliations in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures."

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2025 Results
"Looking ahead, we expect IET orders to remain at robust levels, supported by continued momentum in LNG, a stronger year of FPSO and gas infrastructure awards, and sustained strength for power systems. Against this favorable backdrop, we project similar levels of organic IET orders in 2026. In addition, we anticipate overall organic Adjusted EBITDA growth in the mid-single digits range, with IET expanding margins to our 20% target and OFSE remaining relatively flat."
"As the Company moves into Horizon Two(1), our recent portfolio actions are positioning Baker Hughes to evolve into a stronger, more industrialized energy solutions company. This evolution is underpinned by an increasingly production-oriented business mix and a differentiated lifecycle portfolio, which is driving reduced cyclicality and enhanced cash flow durability."
"I’d like to thank the entire Baker Hughes team for consistently delivering outstanding results. As we look to the future, we are energized by the opportunities that lie ahead and remain committed to our customers and employees, with a disciplined focus on creating long-term, sustainable value for our shareholders," concluded Simonelli.
* Non-GAAP measure. See reconciliations in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures."
(1) Horizon Two represents 2026-2028.

	Three Months Ended			Variance
(in millions except per share amounts)	December 31, 2025	September 30, 2025	December 31, 2024	Sequential	Year-over-year
Orders	$7,886	$8,207	$7,496	(4)%	5%
Revenue	7,386	7,010	7,364	5%	—%
Net income attributable to Baker Hughes	876	609	1,179	44%	(26)%
Adjusted net income attributable to Baker Hughes*	772	678	694	14%	11%
Adjusted EBITDA*	1,337	1,238	1,310	8%	2%
Diluted earnings per share (EPS)	0.88	0.61	1.18	43%	(25)%
Adjusted diluted EPS*	0.78	0.68	0.70	14%	12%
Cash flow from operating activities	1,662	929	1,189	79%	40%
Free cash flow*	1,341	699	894	92%	50%
* Non-GAAP measure. See reconciliations in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures."
Certain columns and rows in our tables and financial statements may not sum up due to the use of rounded numbers.
"F" is used in most instances when variance is above 100%. Additionally, "U" is used when variance is below (100)%.
Quarter Highlights
Key awards and technology achievements
Industrial & Energy Technology ("IET") secured several important awards to supply critical liquefaction equipment for LNG projects in the U.S., supporting the reliable delivery of natural gas and LNG required to meet global energy demand. Gas Technology Equipment ("GTE") received an award for gas turbine and refrigerant compressor technology for Train 5 of NextDecade's Rio Grande LNG facility. GTE will also deliver six high efficiency, aeroderivative LM9000 gas turbines to drive its centrifugal compressors for the liquefaction process at Commonwealth LNG's export facility. Additionally, Baker Hughes was selected by Glenfarne as its supplier for main refrigerant compressors for the LNG terminal and power generation equipment for Alaska LNG's North Slope gas treatment plant once FID is reached.
IET demonstrated continued strength within its power systems solutions, receiving several awards to support data center infrastructure and industrial manufacturing. Baker Hughes received an award to supply over 40 BRUSH™

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2025 Results
generators for gas-fired utility-scale power plants, which will collectively deliver approximately 7 GW of reliable power and enhance grid resilience, highlighting the critical role our technologies play in strengthening U.S. energy infrastructure. IET was also awarded two significant contracts from Tecnimont (part of MAIRE group) to provide electric motor driven compression and power generation solutions for the Tengiz onshore Gas Separation Complex in Kazakhstan, one of the country's most critical energy infrastructure projects, owned and operated by KMG PetroChem, 100% subsidiary of the National Company KazMunayGas.
Aalo Atomics also selected Baker Hughes to supply a 10 MWe steam turbine generator set and ancillaries for the conventional island of its small‑scale Small Modular Reactor ("SMR") demonstration plant in North America — among the first SMR facilities expected to run in nuclear mode with a steam turbine generating power. This demo is a key milestone toward regulatory approval of 50 MWe "Aalo Pods," with power planned for an onsite data center.
Further demonstrating the durability of IET's lifecycle model, the Company was awarded several aftermarket services contracts. Cheniere extended its long-term service agreement to cover Trains 8 and 9 of its Corpus Christi liquefaction facility in Texas. This comprehensive multi-year agreement covers spare parts, repair services, and field service engineering support for critical turbomachinery. Also in the U.S., the Company secured an agreement with NextDecade for iCenter™ remote monitoring and diagnostics to support the performance of critical equipment for Trains 1, 2 and 3 of the Rio Grande LNG project.
Our digital portfolio continued to scale, led by strong Cordant™ software awards. Following the successful deployment of Asset Management software and services, Yara will also leverage Cordant™ Asset Health as a service across seven new facilities in 2026. Baker Hughes will also support enterprise-level digital transformation for China National Petroleum Corporation Kunlun Digital, leveraging Cordant™ Asset Performance Management to enhance reliability and performance across several plants. Finally, Braskem will establish an Asset Strategy Center of Excellence in Brazil, utilizing Cordant™ Asset Strategy software alongside Baker Hughes' global network of reliability experts to optimize maintenance strategies and improve operational efficiency across its petrochemical plants.
Oilfield Services & Equipment ("OFSE") experienced a strong quarter for Production Solutions awards, securing nearly $1 billion in contracts in the Middle East. OFSE received a multi-year contract from Kuwait Oil Company to deploy advanced artificial lift systems and an award from Petroleum Development Oman to supply electrical submersible pumps with associated services across approximately 1,400 wells. Both awards incorporate the Leucipa™ automated field production solution to improve reliability and reduce nonproductive time. Also, the Company was awarded a contract from ADNOC to deliver AccessESP™ retrievable electrical submersible pumping systems in the offshore Umm Shaif Field.
OFSE saw significant uptake of its rotary steerable systems with Pluspetrol in Argentina, securing multiple Well Construction awards to help the country maximize its energy resources and develop the Vaca Muerta formation. Baker Hughes will provide Lucida™ and AutoTrak™ RSS technologies to enable deeper, longer wells drilled in a single run.
In addition, ExxonMobil Guyana awarded the Company a significant contract extension to supply advanced completions technologies supporting offshore oil and gas development.
In Sub-Saharan Africa, Eni awarded Baker Hughes a multi-year frame agreement for subsea production systems and associated services for its Coral North LNG project offshore Mozambique. The scope includes subsea trees, controls, manifolds, distribution and topsides, supporting the development of long-cycle offshore gas infrastructure.
Consolidated Financial Results
Revenue for the quarter was $7,386 million, an increase of $376 million, or 5% sequentially, and up $22 million year-over-year. IET delivered year-over-year growth, partially offset by lower revenue in OFSE.
The Company's total book-to-bill ratio in the fourth quarter of 2025 was 1.1; the IET book-to-bill ratio was 1.1.

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2025 Results
Net income as determined in accordance with accounting principles generally accepted in the United States of America ("GAAP") for the fourth quarter of 2025 was $876 million. Net income increased $266 million, or 44% sequentially, and decreased $303 million, or 26% year-over-year.
Adjusted net income (a non-GAAP financial measure) for the fourth quarter of 2025 was $772 million, which excludes adjustments totaling $104 million. A list of the adjusting items and associated reconciliation from GAAP has been provided in Table 1b in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures." Adjusted net income for the fourth quarter of 2025 was up $95 million, or 14% sequentially, and up $79 million, or 11% year-over-year.
Depreciation and amortization for the fourth quarter of 2025 was $327 million.
Adjusted EBITDA (a non-GAAP financial measure) for the fourth quarter of 2025 was $1,337 million, which excludes adjustments totaling $425 million. See Table 1a in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures." Adjusted EBITDA for the fourth quarter was up $99 million, or 8% sequentially, and up $27 million, or 2% year-over-year.
The sequential increase in Adjusted EBITDA was primarily driven by volume, and overall productivity.
The year-over-year increase in Adjusted EBITDA was primarily driven by overall productivity, cost out initiatives, price, and FX, largely offset by change in mix, lower volume, and inflation.
Other Financial Items
Remaining Performance Obligations ("RPO") in the fourth quarter of 2025 ended at $35.9 billion, an increase of $0.6 billion from the third quarter of 2025. OFSE RPO was $3.5 billion, up $0.3 billion sequentially, and IET RPO was $32.4 billion, up $0.4 billion sequentially. Within IET RPO, Gas Technology Equipment and Gas Technology Services were $11.6 billion and $16.1 billion, respectively.
Income tax benefit in the fourth quarter of 2025 was $359 million.
Other (income) expense, net in the fourth quarter of 2025 was $166 million, primarily related to change in fair value of equity securities of $74 million, and transaction related costs of $49 million incurred in connection with business disposals and acquisitions.
GAAP diluted earnings per share was $0.88 for the fourth quarter of 2025. Adjusted diluted earnings per share (a non-GAAP financial measure) was $0.78. Excluded from adjusted diluted earnings per share were all items listed in Table 1b in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures."
Cash flow from operating activities was $1,662 million for the fourth quarter of 2025. Free cash flow (a non-GAAP financial measure) for the quarter was $1,341 million. A reconciliation from GAAP has been provided in Table 1c in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures."
Capital expenditures, net of proceeds from disposal of assets, were $321 million for the fourth quarter of 2025, of which $206 million was for OFSE and $103 million was for IET.

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2025 Results
Results by Reporting Segment
The following segment discussions and variance explanations are intended to reflect management's view of the relevant comparisons of financial results on a sequential or year-over-year basis, depending on the business dynamics of the reporting segments.
Oilfield Services & Equipment

(in millions)	Three Months Ended			Variance
Segment results	December 31, 2025	September 30, 2025	December 31, 2024	Sequential	Year-over-year
Orders	$3,862	$4,068	$3,740	(5)%	3%
Revenue	$3,572	$3,636	$3,871	(2)%	(8)%
EBITDA	$647	$671	$755	(4)%	(14)%
EBITDA margin	18.1%	18.5%	19.5%	-0.4pts	-1.4pts

(in millions)	Three Months Ended			Variance
Revenue by Product Line	December 31, 2025	September 30, 2025	December 31, 2024	Sequential	Year-over-year
Well Construction	$880	$954	$943	(8)%	(7)%
Completions, Intervention, and Measurements	944	945	1,022	—%	(8)%
Production Solutions	973	966	974	1%	—%
Subsea & Surface Pressure Systems	775	771	932	1%	(17)%
Total Revenue	$3,572	$3,636	$3,871	(2)%	(8)%

(in millions)	Three Months Ended			Variance
Revenue by Geographic Region	December 31, 2025	September 30, 2025	December 31, 2024	Sequential	Year-over-year
North America	$943	$980	$971	(4)%	(3)%
Latin America	613	603	661	2%	(7)%
Europe/CIS/Sub-Saharan Africa	624	599	740	4%	(16)%
Middle East/Asia	1,392	1,454	1,499	(4)%	(7)%
Total Revenue	$3,572	$3,636	$3,871	(2)%	(8)%

North America	$943	$980	$971	(4)%	(3)%
International	$2,629	$2,656	$2,900	(1)%	(9)%
EBITDA excludes depreciation and amortization of $252 million, $221 million, and $229 million for the three months ended December 31, 2025, September 30, 2025, and December 31, 2024, respectively. EBITDA margin is defined as EBITDA divided by revenue.
OFSE orders of $3,862 million for the fourth quarter of 2025 decreased by $206 million, or 5% sequentially. Subsea and Surface Pressure Systems orders were $1,067 million, down $123 million, or 10% sequentially, and up $265 million, or 33% year-over-year.
OFSE revenue of $3,572 million for the fourth quarter of 2025 was down $63 million, or 2% sequentially, and down $298 million, or 8% year-over-year.

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2025 Results
North America revenue was $943 million, down $37 million, or 4% sequentially. International revenue was $2,629 million, down $26 million, or 1% sequentially, with a decrease in Middle East/Asia, partially offset by an increase in Europe/CIS/Sub-Saharan Africa, and Latin America.
Segment EBITDA for the fourth quarter of 2025 was $647 million, a decrease of $25 million, or 4% sequentially. The sequential decrease in EBITDA was a result of overall lower volume, partially offset by cost out initiatives.
Industrial & Energy Technology

(in millions)	Three Months Ended			Variance
Segment results	December 31, 2025	September 30, 2025	December 31, 2024	Sequential	Year-over-year
Orders	$4,024	$4,139	$3,756	(3)%	7%
Revenue	$3,814	$3,374	$3,492	13%	9%
EBITDA	$761	$635	$639	20%	19%
EBITDA margin	20.0%	18.8%	18.3%	1.1pts	1.6pts

(in millions)	Three Months Ended			Variance
Orders by Product Line	December 31, 2025	September 30, 2025	December 31, 2024	Sequential	Year-over-year
Gas Technology Equipment	$1,785	$2,174	$1,865	(18)%	(4)%
Gas Technology Services	974	896	902	9%	8%
Total Gas Technology	2,759	3,070	2,767	(10)%	—%
Industrial Products	603	481	515	26%	17%
Industrial Solutions	352	336	320	4%	10%
Total Industrial Technology	955	817	835	17%	14%
Climate Technology Solutions	310	253	154	23%	F
Total Orders	$4,024	$4,139	$3,756	(3)%	7%

(in millions)	Three Months Ended			Variance
Revenue by Product Line	December 31, 2025	September 30, 2025	December 31, 2024	Sequential	Year-over-year
Gas Technology Equipment	$1,852	$1,687	$1,663	10%	11%
Gas Technology Services	881	803	796	10%	11%
Total Gas Technology	2,733	2,490	2,459	10%	11%
Industrial Products	547	511	548	7%	—%
Industrial Solutions	304	288	282	5%	8%
Total Industrial Technology	851	799	830	6%	3%
Climate Technology Solutions	229	84	204	F	12%
Total Revenue	$3,814	$3,374	$3,492	13%	9%
EBITDA excludes depreciation and amortization of $69 million, $55 million, and $56 million for the three months ended December 31, 2025, September 30, 2025, and December 31, 2024, respectively. EBITDA margin is defined as EBITDA divided by revenue.
"F" is used in most instances when variance is above 100%. Additionally, "U" is used when variance is below (100)%.
IET orders of $4,024 million for the fourth quarter of 2025 increased by $269 million, or 7% year-over-year. The increase was driven by continued strength in Climate Technology Solutions, Industrial Technology, and Gas Technology Services.

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2025 Results
IET revenue of $3,814 million for the fourth quarter of 2025 increased $321 million, or 9% year-over-year. The increase was driven by Gas Technology Equipment, up $189 million, or 11% year-over-year, Gas Technology Services, up $86 million, or 11% year-over-year.
Segment EBITDA for the quarter was $761 million, an increase of $121 million, or 19% year-over-year. The year-over-year increase in EBITDA was driven by productivity, volume, price, and FX, partially offset by inflation.

2025 Total Year Results

(in millions)	Twelve Months Ended		Variance
	December 31, 2025	December 31, 2024	Year-over-year
Oilfield Services & Equipment	$14,714	$15,240	(3)%
Industrial & Energy Technology	14,871	13,000	14%
Orders	$29,585	$28,240	5%

Oilfield Services & Equipment	$14,324	$15,628	(8)%
Industrial & Energy Technology	13,409	12,201	10%
Segment Revenue	$27,733	$27,829	—%

Oilfield Services & Equipment	$2,618	$2,881	(9)%
Industrial & Energy Technology	2,482	2,050	21%
Segment EBITDA	$5,100	$4,931	3%

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2025 Results
Reconciliation of GAAP to non-GAAP Financial Measures
Management provides non-GAAP financial measures because it believes such measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance (including adjusted EBITDA; adjusted EBITDA margin, defined as adjusted EBITDA divided by revenue; adjusted net income attributable to Baker Hughes; and adjusted diluted earnings per share) and liquidity (free cash flow) and that these measures may be used by investors to make informed investment decisions. Management believes that the exclusion of certain identified items from several key operating performance measures enables us to evaluate our operations more effectively, to identify underlying trends in the business, and to establish operational goals for certain management compensation purposes. Management also believes that free cash flow is an important supplemental measure of our cash performance but should not be considered as a measure of residual cash flow available for discretionary purposes, or as an alternative to cash flow from operating activities presented in accordance with GAAP.
Table 1a. Reconciliation of Net Income Attributable to Baker Hughes to Adjusted EBITDA and Segment EBITDA

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
(in millions)	2025	2025	2024	2025	2024
Net income attributable to Baker Hughes (GAAP)	$876	$609	$1,179	$2,588	$2,979
Net income attributable to noncontrolling interests	11	8	11	36	29
Provision (benefit) for income taxes	(359)	204	(398)	253	257
Interest expense, net	61	56	54	222	198
Depreciation & amortization (1)	323	282	291	1,184	1,136
Restructuring (1)	215	—	258	215	260
Inventory impairment	22	—	73	22	73
Change in fair value of equity securities (2)	74	8	(196)	103	(367)
Transaction related costs (2)	49	47	—	107	—
Other charges and credits (2)	65	24	38	95	26
Adjusted EBITDA (non-GAAP)	1,337	1,238	1,310	4,825	4,591
Corporate costs	79	76	84	318	340
Other (income) / expense not allocated to segments	(8)	(8)	—	(43)	—
Total Segment EBITDA (non-GAAP)	$1,408	$1,306	$1,394	$5,100	$4,931
OFSE	647	671	755	2,618	2,881
IET	761	635	639	2,482	2,050
(1)For the quarter and year ended December 31, 2025, $4 million of accelerated depreciation expense related to certain PP&E was recorded in "Restructuring" in the consolidated statements of income.
(2)Change in fair value of equity securities, transaction related costs, and other charges and credits are reported in "Other (income) expense, net" on the consolidated statements of income.
Table 1a reconciles net income attributable to Baker Hughes, which is the most directly comparable financial result determined in accordance with GAAP, to adjusted EBITDA and Segment EBITDA. Adjusted EBITDA and Segment EBITDA exclude the impact of certain identified items.

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2025 Results
Table 1b. Reconciliation of Net Income Attributable to Baker Hughes to Adjusted Net Income Attributable to Baker Hughes

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
(in millions, except per share amounts)	2025	2025	2024	2025	2024
Net income attributable to Baker Hughes (GAAP)	$876	$609	$1,179	$2,588	$2,979
Restructuring	215	—	258	215	260
Inventory impairment	22	—	73	22	73
Change in fair value of equity securities	74	8	(196)	103	(367)
Transaction related costs (1)	63	54	—	128	—
Other adjustments	63	24	30	93	73
Tax adjustments (2)	(541)	(17)	(650)	(566)	(663)
Total adjustments, net of income tax	(104)	69	(485)	(5)	(623)
Less: adjustments attributable to noncontrolling interests	—	—	—	—	—
Adjustments attributable to Baker Hughes	(104)	69	(485)	(5)	(623)
Adjusted net income attributable to Baker Hughes (non-GAAP)	$772	$678	$694	$2,583	$2,356

Denominator:
Weighted-average shares of Class A common stock outstanding diluted	994	992	999	994	1,001
Adjusted earnings per share - diluted (non-GAAP)	$0.78	$0.68	$0.70	$2.60	$2.35
(1)For the periods ending December 31, 2025 and September 30, 2025, transaction related costs include $14 million and $7 million, respectively, of fees related to the Bridge Facility.
(2)All periods reflect the tax associated with the other (income) loss adjustments. 4Q'25 and fiscal year 2025 include $309 million related to the net release of valuation allowances for certain deferred tax assets, and $148 million and $145 million, respectively, for tax benefits related to our planned dispositions. 4Q'24 and fiscal year 2024 include $664 million related to the release of valuation allowances for certain deferred tax assets.
Table 1b reconciles net income attributable to Baker Hughes, which is the most directly comparable financial result determined in accordance with GAAP, to adjusted net income attributable to Baker Hughes. Adjusted net income attributable to Baker Hughes excludes the impact of certain identified items.

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2025 Results
Table 1c. Reconciliation of Net Cash Flows from Operating Activities to Free Cash Flow

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
(in millions)	2025	2025	2024	2025	2024
Net cash flows from operating activities (GAAP)	$1,662	$929	$1,189	$3,810	$3,332
Add: cash used for capital expenditures, net of proceeds from disposal of assets	(321)	(230)	(295)	(1,078)	(1,075)
Free cash flow (non-GAAP)	$1,341	$699	$894	$2,732	$2,257
Table 1c reconciles net cash flows from operating activities, which is the most directly comparable financial result determined in accordance with GAAP, to free cash flow. Free cash flow is defined as net cash flows from operating activities less expenditures for capital assets plus proceeds from disposal of assets.

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2025 Results
Financial Tables (GAAP)
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended
(In millions, except per share amounts)	December 31, 2025	September 30, 2025	December 31, 2024
Revenue	$7,386	$7,010	$7,364
Costs and expenses:
Cost of revenue	5,633	5,309	5,670
Selling, general and administrative	636	607	585
Research and development costs	147	146	163
Restructuring	215	—	258
Other (income) expense, net	166	71	(158)
Interest expense, net	61	56	54
Income before income taxes	528	821	792
Benefit (provision) for income taxes	359	(204)	398
Net income	887	617	1,190
Less: Net income attributable to noncontrolling interests	11	8	11
Net income attributable to Baker Hughes Company	$876	$609	$1,179

Per share amounts:
Basic income per Class A common share	$0.89	$0.62	$1.19
Diluted income per Class A common share	$0.88	$0.61	$1.18

Weighted average shares:
Class A basic	987	986	990
Class A diluted	994	992	999

Cash dividend per Class A common share	$0.23	$0.23	$0.21

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2025 Results
Condensed Consolidated Statements of Income
(Unaudited)

	Year Ended December 31,
(In millions, except per share amounts)	2025	2024	2023
Revenue	$27,733	$27,829	$25,506
Costs and expenses:
Cost of revenue	21,189	21,346	19,604
Selling, general and administrative	2,387	2,458	2,611
Research and development costs	600	643	651
Restructuring	215	260	313
Other (income) expense, net	243	(341)	(544)
Interest expense, net	222	198	216
Income before income taxes	2,877	3,265	2,655
Provision for income taxes	(253)	(257)	(685)
Net income	2,624	3,008	1,970
Less: Net income attributable to noncontrolling interests	36	29	27
Net income attributable to Baker Hughes Company	$2,588	$2,979	$1,943

Per share amounts:
Basic income per Class A common share	$2.62	$3.00	$1.93
Diluted income per Class A common share	$2.60	$2.98	$1.91

Weighted average shares:
Class A basic	988	994	1,008
Class A diluted	994	1,001	1,015

Cash dividend per Class A common share	$0.92	$0.84	$0.78

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2025 Results
Condensed Consolidated Statements of Financial Position
(Unaudited)

	December 31,
(In millions)	2025	2024
ASSETS
Current Assets:
Cash and cash equivalents	$3,715	$3,364
Current receivables, net	6,641	7,122
Inventories, net	4,954	4,954
All other current assets	3,518	1,771
Total current assets	18,828	17,211
Property, plant and equipment, less accumulated depreciation	5,326	5,127
Goodwill	6,068	6,078
Other intangible assets, net	4,097	3,951
Contract and other deferred assets	1,620	1,730
All other assets	4,942	4,266
Total assets	$40,881	$38,363
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$4,579	$4,542
Short-term and current portion of long-term debt	689	53
Progress collections and deferred income	5,904	5,672
All other current liabilities	2,705	2,724
Total current liabilities	13,877	12,991
Long-term debt	5,398	5,970
Liabilities for pensions and other postretirement benefits	1,066	988
All other liabilities	1,530	1,359
Equity	19,010	17,055
Total liabilities and equity	$40,881	$38,363

Outstanding Baker Hughes Company shares:
Class A common stock	987	990

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2025 Results
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended December 31,	Twelve Months Ended December 31,
(In millions)	2025	2025	2024
Cash flows from operating activities:
Net income	$887	$2,624	$3,008
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	327	1,188	1,136
Benefit for deferred income taxes	(658)	(702)	(671)
Change in fair value of equity securities	74	103	(367)
Stock-based compensation cost	50	203	202
Working capital	747	713	7
Other operating items, net	235	(319)	17
Net cash flows provided by operating activities	1,662	3,810	3,332
Cash flows from investing activities:
Expenditures for capital assets	(377)	(1,273)	(1,278)
Proceeds from disposal of assets	56	195	203
Proceeds from sale of equity securities	—	1	92
Net cash paid for acquisitions	(30)	(830)	—
Other investing items, net	(42)	(137)	(33)
Net cash flows used in investing activities	(393)	(2,044)	(1,016)
Cash flows from financing activities:
Repayment of long-term debt	—	—	(143)
Dividends paid	(227)	(910)	(836)
Repurchase of Class A common stock	—	(384)	(484)
Other financing items, net	(31)	(188)	(64)
Net cash flows used in financing activities	(258)	(1,482)	(1,527)
Effect of currency exchange rate changes on cash and cash equivalents	11	67	(71)
Increase in cash and cash equivalents	1,022	351	718
Cash and cash equivalents, beginning of period	2,693	3,364	2,646
Cash and cash equivalents, end of period	$3,715	$3,715	$3,364
Supplemental cash flows disclosures:
Income taxes paid, net of refunds	$402	$1,156	$1,040
Interest paid	$97	$294	$298

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2025 Results
Supplemental Financial Information
Supplemental financial information can be found on the Company's website at: investors.bakerhughes.com in the Financial Information section under Quarterly Results.
Conference Call and Webcast
The Company has scheduled an investor conference call to discuss management's outlook and the results reported in today's earnings announcement. The call will begin at 9:30 a.m. Eastern time, 8:30 a.m. Central time on Monday, January 26, 2026, the content of which is not part of this earnings release. The conference call will be broadcast live via a webcast and can be accessed by visiting the Events and Presentations page on the Company's website at: investors.bakerhughes.com. An archived version of the webcast will be available on the website for one month following the webcast.
Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release) may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a "forward-looking statement"). Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words "may," "will," "should," "potential," "intend," "expect," "would," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "project," "predict," "continue," "target," "goal" or other similar words or expressions. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the Company's annual report on Form 10-K and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). The documents are available through the Company's website at: www.investors.bakerhughes.com or through the SEC's Electronic Data Gathering and Analysis Retrieval system at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
Our expectations regarding our business outlook and business plans; the business plans of our customers; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions, and other matters are only our forecasts regarding these matters.
These forward-looking statements, including forecasts, may be substantially different from actual results, which are affected by many risks, along with the following risk factors and the timing of any of these risk factors:
•Economic and political conditions - the impact of worldwide economic conditions; the impact of inflation and interest rates; the impact of tariffs, including the potential for significant increases in tariffs and changes in trade policy that could affect our supply chain costs, pricing, and customer demand; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; foreign currency exchange fluctuations and changes in the capital markets in locations where we operate; and the impact of government disruptions and sanctions.
•Orders and RPO - our ability to execute on orders and RPO in accordance with agreed specifications, terms and conditions and convert those orders and RPO to revenue and cash.
•Oil and gas market conditions - the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for crude oil and natural gas; drilling activity; drilling permits for and regulation of the shelf and the deepwater drilling; excess productive capacity; crude and product inventories; liquefied natural gas supply and demand; seasonal and other adverse weather conditions that affect the demand for energy; severe weather conditions, such as tornadoes and hurricanes, that affect exploration and production activities; Organization of Petroleum Exporting Countries ("OPEC") policy and the adherence by OPEC nations to their OPEC production quotas.

Baker Hughes Company News Release
Baker Hughes Company Announces Fourth-Quarter and Full-Year 2025 Results
•Terrorism and geopolitical risks - war, military action, terrorist activities or extended periods of international conflict, particularly involving any petroleum-producing or consuming regions, including Russia and Ukraine; and the recent conflict in the Middle East; labor disruptions, civil unrest or security conditions where we operate; potentially burdensome taxation; expropriation of assets by governmental action; cybersecurity risks and cyber incidents or attacks; epidemic outbreaks.
About Baker Hughes:
Baker Hughes (Nasdaq: BKR) is an energy technology company that provides solutions to energy and industrial customers worldwide. Built on a century of experience and conducting business in over 120 countries, our innovative technologies and services are taking energy forward - making it safer, cleaner and more efficient for people and the planet. Visit us at bakerhughes.com.

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For more information, please contact:

Investor Relations

Chase Mulvehill
+1 346-297-2561
investor.relations@bakerhughes.com

Media Relations

Adrienne M. Lynch
+1 713-906-8407
adrienne.lynch@bakerhughes.com